UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2011

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

Cal-Maine Foods, Inc. (the “Company”) was party to three Note Purchase Agreements (“NPAs”) between itself and John Hancock Life Insurance Company.   The NPAs bore interest at a weighted average rate of 7.76% per annum and were due in monthly installments of principal and interest through September 2014.  On April 6, 2011, the Company elected to voluntarily prepay the NPAs.  The amount the Company voluntarily prepaid includes the aggregate outstanding principal amount of $17,371,865, accrued interest of $18,711, and a make whole amount of $2,647,865, for an aggregate sum of $20,038,441.  The make whole amount and the unamortized deferred financing costs associated with the NPAs of $63,842 were charged to expense as of the prepayment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

By:	/s/ Timothy A. Dawson
Timothy A. Dawson
Vice President, Chief Financial Officer, Treasurer

Date:  April 11, 2011